Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS THIRD QUARTER EARNINGS

Revenues of $173.2M;

Year-Over-Year Revenue Growth of 20 Percent

PLEASANTON, Calif. – October 18, 2006 – Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the third quarter ended September 30, 2006.

Third quarter 2006 consolidated net revenues were $173.2 million, compared to $144.4 million for the third quarter of 2005. Non-GAAP net income in the third quarter of 2006 was $24.5 million, or 27 cents per diluted share. This compares to Non-GAAP net income of $19.1 million, or 20 cents per diluted share, for the third quarter of 2005. Non-GAAP financial measures exclude stock-based compensation expense, the effect of stock-based compensation expense on warranty rates, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, income tax effect of the preceding adjustments, income (loss) from discontinued operations, net of taxes, and gain from sale of discontinued operations, net of taxes.

GAAP net income for the third quarter of 2006 was $17.1 million, or 19 cents per diluted share. GAAP net income for the third quarter of 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R in fiscal 2006 of $3.9 million, net of tax, or 4 cents per diluted share. GAAP net income for the third quarter of 2005 was $17.1 million, or 18 cents per diluted share. GAAP net income prior to fiscal 2006 did not include stock-based compensation expense. Including the pro forma stock-based compensation expense previously disclosed in Polycom’s financial statement footnotes, GAAP net income for the third quarter of 2005 would have been $13.9 million, or 14 cents per diluted share.

For the nine months ended September 30, 2006, net revenues were $495.9 million, compared to $424.6 million for the first nine months of 2005. Non-GAAP net income for the current year period was $66.1 million, or 74 cents per diluted share, compared to $54.5 million, or 55 cents per diluted share for the first nine months of 2005. GAAP net income for the nine months ended September 30, 2006 was $46.2 million, or 51 cents per diluted share, compared to GAAP net income of $53.5 million, or 54 cents per diluted share, for the same period last year. GAAP net income for the nine months ended September 30, 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R in fiscal 2006 of $11.6 million, net of tax, or 13 cents per diluted share. Including the pro forma stock-based compensation expense previously disclosed in Polycom’s financial statement footnotes, GAAP net income for the nine months ended September 30, 2005 would have been $39.4 million or 40 cents per diluted share.

The reconciliation of the GAAP statement of operations amounts to the respective Non-GAAP figures, for the three and nine months ended September 30, 2006 and 2005, is set forth at the end of this press release.

On a product line basis, consolidated net revenues for the third quarter of 2006 were comprised of 54 percent video communications, or $93.1 million; 29 percent voice communications, or $49.8 million; and 17 percent network systems, or $30.3 million. This compares to the third quarter of 2005, in which consolidated net revenues were comprised of 52 percent video communications, or $75.6 million; 26 percent voice communications, or $37.3 million; and 22 percent network systems, or $31.5 million.

“Collaborative communications is the next big application layer for IP-based networks,” said Robert Hagerty, president and CEO. “With year-over-year revenue growth increasing again in Q3, Polycom experienced real operating leverage with significant sequential and year-over-year margin expansion. The collaborative communications industry is at an exciting point, with customers in all sectors at various stages of planning and deployment of voice and video over IP (V²oIP) solutions. With Polycom’s breadth of offering, we believe we are best positioned to capture the demand as customers move to an integrated, IP-based communications solution.”

Hagerty continued, “In addition to our strong partnerships with Alcatel, Avaya, Cisco, IBM, Microsoft, and Nortel, Polycom is also partnering with other IP-based communications providers to offer our customers the most innovative and integrated solution available. For instance, in Q3, we announced a voice and video over IP alliance with Ditech Networks, Empirix, Global IP Sound, and JDSU to work with key technology providers, integrators, service providers, and industry experts to define industry best practices in deploying IP-based communications solutions. Also, building on our Skype partnership that we launched in May with our new Polycom Communicator™ product, we announced Skype integration with our VoiceStation® 500 conference phone.”

“In Q3, we announced and demonstrated our Polycom HD Voice™ products at the VON show. These products offer a remarkable wideband voice quality that represents the next wave in voice over IP. These HD Voice products and our HD Video products will both be available in the fourth quarter and will offer a collaborative communications experience that is amazingly lifelike. These products further drive Polycom’s opportunity in this fast-growing IP-based collaborative communications market.”

“Polycom’s year-over-year revenue growth increased to 20 percent in the third quarter,” said Michael Kourey, senior vice president, finance and administration, and CFO. “With the resulting revenues of $173.2 million and strong gross and operating margins, Polycom generated $39.2 million in positive operating cash flow in Q3. In concert with these substantial operating gains, Polycom’s backlog and deferred revenues also rose to record levels in the quarter.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations by integrating the broadest array of video, voice, data and Web solutions to deliver the ultimate communications experience. Polycom’s high quality, standards-based conferencing and collaboration solutions are easy to deploy and manage, as well as intuitive to use. Supported by an open architecture, they integrate seamlessly with leading telephony and presence-based networks. With its market driving technologies, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations seeking proven solutions and a competitive advantage in real-time communications and collaboration. For additional information call 1-800-POLYCOM (765-9266) or +1-408-526-9000, or visit the Polycom website at www.polycom.com.

This release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding future events, future demand for our products, and the future performance of the Company, including statements regarding collaborative communications, Polycom as being best positioned to capture this demand, and the timing of release of our new product offerings. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products, such as voice and video over IP products and HD products, and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, challenges associated with integrating acquired companies, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with changes in general economic conditions. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since October 10, 2006, Polycom will hold a conference call today, October 18, 2006, at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800-547-9328; and for callers outside of the US and Canada, by calling 415-537-1966, with the pass code being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800-633-8284; and for callers outside of the US and Canada, at 402-977-9140. The access number for the replay is 21305978. A replay of the call will also be maintained on our website at www.polycom.com under Investor Relations – Archived Conference Calls for twelve months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed, and will be delivered on a when and if available basis.

Polycom, the Polycom logo, and VoiceStation are registered trademarks and Polycom Communicator and Polycom HD Voice are trademarks in the U.S. and various countries. All other trademarks are the property of their respective owners. ©2006, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, Income tax effect of the preceding adjustments, Income (loss) from discontinued operations, net of taxes, and Gain from sale of discontinued operations, net of taxes

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues:
Product revenues	$152,410	$126,204	$435,919	$374,119
Service revenues	20,798	18,200	59,957	50,488

Total revenues	173,208	144,404	495,876	424,607

Cost of revenues:
Cost of product revenues	55,091	44,660	157,095	129,628
Cost of service revenues	10,321	9,737	30,407	29,428

Total cost of revenues	65,412	54,397	187,502	159,056

Gross profit	107,796	90,007	308,374	265,551

Operating expenses:
Sales and marketing	40,985	35,361	119,872	105,588
Research and development	26,894	23,262	79,435	67,719
General and administrative	10,263	8,769	29,122	27,137

Total operating expenses	78,142	67,392	228,429	200,444

Operating income	29,654	22,615	79,945	65,107

Interest income, net	5,616	3,604	14,142	9,502
Other income (expense), net	(333)	(109)	401	23

Income before provision for income taxes	34,937	26,110	94,488	74,632
Provision for income taxes	10,481	7,050	28,346	20,151

Non-GAAP net income	$24,456	$19,060	$66,142	$54,481

Basic net income per share	$0.28	$0.20	$0.75	$0.56

Diluted net income per share	$0.27	$0.20	$0.74	$0.55

Weighted average shares outstanding for basic net income per share	88,373	95,681	88,093	97,202

Weighted average shares outstanding for diluted net income per share	90,506	97,018	89,871	98,557

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues:
Product revenues	$152,410	$126,204	$435,919	$374,119
Service revenues	20,798	18,200	59,957	50,488

Total revenues	173,208	144,404	495,876	424,607

Cost of revenues:
Cost of product revenues (includes stock-based compensation expense under SFAS 123R of $359 and $1,108 for the three and nine months ended September 30, 2006, respectively, and $0 for the three and nine months ended September 30, 2005)	55,650	44,660	158,599	129,628
Cost of service revenues (includes stock-based compensation expense under SFAS 123R of $432 and $1,313 for the three and nine months ended September 30, 2006, respectively, and $0 for the three and nine months ended September 30, 2005)	10,753	9,737	31,720	29,428

Total cost of revenues	66,403	54,397	190,319	159,056

Gross profit	106,805	90,007	305,557	265,551

Operating expenses:
Sales and marketing (includes stock-based compensation expense under SFAS 123R of $1,751 and $4,976 for the three and nine months ended September 30, 2006, respectively, and $0 for the three and nine months ended September 30, 2005)	42,736	35,361	124,848	105,588
Research and development (includes stock-based compensation expense under SFAS 123R of $1,800 and $5,539 for the three and nine months ended September 30, 2006, respectively, and $0 for the three and nine months ended September 30, 2005)	28,694	23,262	84,974	67,719
General and administrative (includes stock-based compensation expense under SFAS 123R of $1,631 and $4,571 for the three and nine months ended September 30, 2006, respectively, and $0 for the three and nine months ended September 30, 2005)	11,894	8,769	33,693	27,137
Acquisition-related costs	52	193	137	321
Purchased in-process research and development	—	300	—	300
Amortization of purchased intangibles	1,451	1,683	4,640	5,205
Restructuring costs	1,312	650	1,867	640
Litigation reserves and payments	—	—	—	(93)

Total operating expenses	86,139	70,218	250,159	206,817

Operating income	20,666	19,789	55,398	58,734

Interest income, net	5,616	3,604	14,142	9,502
Gain (loss) on strategic investments	—	(2)	—	4,508
Other income (expense), net	(333)	(109)	401	23

Income from continuing operations before provision for income taxes	25,949	23,282	69,941	72,767
Provision for income taxes	8,823	6,344	23,780	19,671

Income from continuing operations	17,126	16,938	46,161	53,096

Gain from sale of discontinued operations, net of taxes	—	152	—	384

Net income	$17,126	$17,090	$46,161	$53,480

Basic net income per share:
Income per share from continuing operations	$0.19	$0.18	$0.52	$0.55
Gain per share from sale of discontinued operations, net	—	—	—	—

Basic net income per share	$0.19	$0.18	$0.52	$0.55

Diluted net income per share:
Income per share from continuing operations	$0.19	$0.18	$0.51	$0.54
Gain per share from sale of discontinued operations, net	—	—	—	—

Diluted net income per share	$0.19	$0.18	$0.51	$0.54

Weighted average shares outstanding for basic net income per share	88,373	95,681	88,093	97,202

Weighted average shares outstanding for diluted net income per share	90,506	97,018	89,871	98,557

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2006				September 30, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$152,410	$—		$152,410	$435,919	$—		$435,919
Service revenues	20,798	—		20,798	59,957	—		59,957

Total revenues	173,208	—		173,208	495,876	—		495,876

Cost of revenues:
Cost of product revenues	55,650	559	(a)(b)	55,091	158,599	1,504	(a)(c)	157,095
Cost of service revenues	10,753	432	(a)	10,321	31,720	1,313	(a)	30,407

Total cost of revenues	66,403	991		65,412	190,319	2,817		187,502

Gross profit	106,805	(991)		107,796	305,557	(2,817)		308,374

Operating expenses:
Sales and marketing	42,736	1,751	(a)	40,985	124,848	4,976	(a)	119,872
Research and development	28,694	1,800	(a)	26,894	84,974	5,539	(a)	79,435
General and administrative	11,894	1,631	(a)	10,263	33,693	4,571	(a)	29,122
Acquisition-related costs	52	52		—	137	137		—
Amortization of purchased intangibles	1,451	1,451		—	4,640	4,640		—
Restructuring costs	1,312	1,312		—	1,867	1,867		—

Total operating expenses	86,139	7,997		78,142	250,159	21,730		228,429

Operating income	20,666	(8,988)		29,654	55,398	(24,547)		79,945

Interest income, net	5,616	—		5,616	14,142	—		14,142
Other income (expense), net	(333)	—		(333)	401	—		401

Income from continuing operations before provision for income taxes	25,949	(8,988)		34,937	69,941	(24,547)		94,488
Provision for income taxes	8,823	(1,658)		10,481	23,780	(4,566)		28,346

Net income	$17,126	$(7,330)		$24,456	$46,161	$(19,981)		$66,142

Basic net income per share	$0.19	$(0.09)		$0.28	$0.52	$(0.23)		$0.75

Diluted net income per share	$0.19	$(0.08)		$0.27	$0.51	$(0.23)		$0.74

Weighted average shares outstanding for basic net income per share	88,373			88,373	88,093			88,093

Weighted average shares outstanding for diluted net income per share	90,506			90,506	89,871			89,871

(a)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment” during the period.
(b)	Excluded amount includes $200 related to the effect of stock-based compensation on warranty expense rates.
(c)	Excluded amount includes $396 related to the effect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2005
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$126,204	$—	$126,204	$374,119	$—	$374,119
Service revenues	18,200	—	18,200	50,488	—	50,488

Total revenues	144,404	—	144,404	424,607	—	424,607

Cost of revenues:
Cost of product revenues	44,660	—	44,660	129,628	—	129,628
Cost of service revenues	9,737	—	9,737	29,428	—	29,428

Total cost of revenues	54,397	—	54,397	159,056	—	159,056

Gross profit	90,007	—	90,007	265,551	—	265,551

Operating expenses:
Sales and marketing	35,361	—	35,361	105,588	—	105,588
Research and development	23,262	—	23,262	67,719	—	67,719
General and administrative	8,769	—	8,769	27,137	—	27,137
Acquisition-related costs	193	193	—	321	321	—
Purchased in-process research and development	300	300	—	300	300	—
Amortization of purchased intangibles	1,683	1,683	—	5,205	5,205	—
Restructuring costs	650	650	—	640	640	—
Litigation reserves and payments	—	—	—	(93)	(93)	—

Total operating expenses	70,218	2,826	67,392	206,817	6,373	200,444

Operating income	19,789	(2,826)	22,615	58,734	(6,373)	65,107

Interest income, net	3,604	—	3,604	9,502	—	9,502
Gain (loss) on strategic investments	(2)	(2)	—	4,508	4,508	—
Other income (expense), net	(109)	—	(109)	23	—	23

Income from continuing operations before provision for income taxes	23,282	(2,828)	26,110	72,767	(1,865)	74,632
Provision for income taxes	6,344	(706)	7,050	19,671	(480)	20,151

Income from continuing operations	16,938	(2,122)	19,060	53,096	(1,385)	54,481

Gain from sale of discontinued operations, net of taxes	152	152	—	384	384	—

Net income	$17,090	$(1,970)	$19,060	$53,480	$(1,001)	$54,481

Basic net income per share:
Income per share from continuing operations	$0.18	$(0.02)	$0.20	$0.55	$(0.01)	$0.56
Gain per share from sale of discontinued operations, net	—	—	—	—	—	—

Basic net income per share	$0.18	$(0.02)	$0.20	$0.55	$(0.01)	$0.56

Diluted net income per share:
Income per share from continuing operations	$0.18	$(0.02)	$0.20	$0.54	$(0.01)	$0.55
Gain per share from sale of discontinued operations, net	—	—	—	—	—	—

Diluted net income per share	$0.18	$(0.02)	$0.20	$0.54	$(0.01)	$0.55

Weighted average shares outstanding for basic net income per share	95,681		95,681	97,202		97,202

Weighted average shares outstanding for diluted net income per share	97,018		97,018	98,557		98,557

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$223,641	$189,271
Investments	181,369	88,191
Trade receivables, net	74,843	69,419
Inventories	44,444	45,782
Deferred taxes	31,407	31,407
Prepaid expenses and other current assets	15,797	13,668

Total current assets	571,501	437,738

Property and equipment, net	38,257	35,293
Long-term investments	122,184	182,942
Goodwill	359,241	359,071
Purchased intangibles, net	15,728	20,332
Deferred taxes	17,000	17,070
Other assets	20,336	18,954

Total assets	$1,144,247	$1,071,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$49,553	$46,882
Accrued payroll and related liabilities	19,793	13,092
Taxes payable	66,611	60,784
Deferred revenue	41,308	37,908
Other accrued liabilities	36,788	32,832

Total current liabilities	214,053	191,498

Long-term deferred revenue	19,328	12,915
Other long-term liabilities	8,602	10,118

Total liabilities	241,983	214,531

Stockholders’ equity	902,264	856,869

Total liabilities and stockholders’ equity	$1,144,247	$1,071,400

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2006	September 30, 2005
Cash flows from operating activities:
Net income	$46,161	$53,480
Adjustments:
Gain from sale of discontinued operations, net of taxes	—	(384)
Depreciation and amortization	15,596	15,432
Amortization of purchased intangibles	4,640	5,205
Provision for doubtful accounts	127	—
Provision for (benefit from) excess and obsolete inventories	1,540	(803)
Non-cash stock based compensation	17,507	—
Excess tax benefits from stock-based compensation	(6,181)	—
Gain on strategic investments	—	(4,508)
Amortization of unearned stock-based compensation	—	35
Purchase of in-process research and development	—	300
Loss on disposals of property and equipment	90	92

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(5,567)	(8,624)
Inventories	(217)	(8,939)
Deferred taxes	3	—
Prepaid expenses and other assets	(2,812)	5,925
Accounts payable	2,671	(7,706)
Taxes payable	11,264	17,014
Other accrued liabilities	19,143	9,320

Net cash provided by operating activities	103,965	75,839

Cash flows from investing activities:
Purchase of property and equipment	(17,317)	(12,425)
Purchases of investments	(522,320)	(288,596)
Proceeds from sale and maturity of investments	488,596	401,374
Proceeds from sale of discontinued operations	—	604
Net cash paid in purchase acquisitions	(188)	(8,648)

Net cash provided by (used in) investing activities	(51,229)	92,309

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	53,408	10,480
Repurchase of common stock	(77,955)	(98,967)
Excess tax benefits from stock-based compensation	6,181	—

Net cash used in financing activities	(18,366)	(88,487)

Net increase in cash and cash equivalents	34,370	79,661
Cash and cash equivalents, beginning of period	189,271	96,331

Cash and cash equivalents, end of period	$223,641	$175,992